Exhibit 23.1


                               ARTHUR ANDERSEN LLP

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 26, 2001 except for Note 19 which is dated April 12, 2001, included in Network Commerce Inc.'s Form 10-K/A for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.

                                        /s/ Arthur Andersen LLP

Seattle, Washington
November 30, 2001